                                                                   Exhibit (d34)

                             Money Manager Agreement

     This Agreement is between the TIFF Investment Program, Inc. ("TIP"), a Maryland Corporation, for its TIFF U.S. Equity Fund and such other of its Funds as may from time to time allot assets for management under this agreement (hereafter "Fund"), and Martingale Asset Management, LP (hereafter "Manager") and is effective as of August 23, 2002 (the "Effective Date").

                                    Recitals

     TIP is a non-diversified open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"); and

     Fund wishes to retain Manager to render advisory services to Fund and Manager is willing to render those services.

     Now, therefore, the parties agree as follows:

1. Managed Assets

     Manager will provide investment management services with respect to assets placed with Manager on behalf of Fund from time to time. Such assets, as changed by investment, reinvestment, additions, disbursements of expenses, and withdrawals, are referred to in this Agreement as the "Managed Assets." Fund may make additions to or withdraw all or any portion of the Managed Assets from this management arrangement at any time.

2. Appointment and Powers of Manager; Investment Approach

     (a) Appointment. TIP, acting on behalf of Fund, hereby appoints Manager to manage the Managed Assets for the period and on the terms set forth in this Agreement. Manager hereby accepts this appointment and agrees to render the services herein described in accordance with the Manager's Investment Approach set forth in the Manager Profile and Investment Guidelines ("Investment Guidelines," and together with the Manager Profile, Manager's "Investment Approach") as such approach may be elaborated, amended, and refined with the mutual consent of Foundation Advisers, Inc. ("FAI"), acting on behalf of Fund, and Manager. The Manager Profile pertaining to Manager is included in the prospectus (the "prospectus") which is part of the Registration Statement under the

1940 Act and the Securities Act of 1933, as amended on Form N1-A as filed with the Securities and Exchange Commission relating to Fund and the shares of common stock in Fund. The Registration Statement, with all amendments thereto, is referred herein as the "Registration Statement."

     (b) Powers. Subject to the supervision of the board of directors of TIP and subject to the supervision of FAI as Investment Adviser to Fund, Manager shall direct investment of the Managed Assets in accordance with Manager's Investment Approach. Fund grants the Manager authority to:

          (i) acquire (by purchase, exchange, subscription, or otherwise), hold, and dispose (by sale, exchange, or otherwise) investments and other securities;

          (ii) determine what portion of the Managed Assets will be held uninvested; and

          (iii) enter into such agreements and make such representations (including representations regarding the purchase of securities for investment) as may be necessary or proper in connection with the performance by Manager of its duties hereunder.

     (c) Power of Attorney. To enable Manager to exercise fully discretion granted hereunder, TIP appoints Manager as its attorney in fact to invest, sell, and reinvest the Managed Assets as fully as TIP itself could do. Manager hereby accepts this appointment.

     (d) Voting. Manager shall be authorized to vote on behalf of Fund any proxies relating to the Managed Assets, provided, however, that Manager shall comply with any instructions received from Fund as to the voting of securities and handling of proxies.

     (e) Independent Contractor. Except as expressly authorized herein, Manager shall for all purposes be deemed to be an independent contractor and shall have no authority to act for or to represent TIP, Fund, or FAI in any way, or otherwise to be an agent of any of them.

3. Requirements; Duties

     (a) Requirements. In performing services for the Fund and otherwise discharging its obligations under this Agreement, Manager shall act in conformity with the following requirements (referred to collectively in this Agreement as the "Requirements"):

          (i) requirements in the Registration Statement, including the Manager's Investment Approach set forth therein, which apply to the Manager;

          (ii) requirements of the 1940 Act, the Internal Revenue Code, and all other applicable federal and state laws and regulations which apply to the Manager in conjunction with performing services for the Fund, if any;

          (iii) instructions and directions of the board of directors of TIP, the likely scope of which are outlined in TIP's prospectus;

          (iv) instructions and directions of FAI, the likely scope of which are outlined in TIP's prospectus; and

          (v) the Manager's Investment Guidelines, which shall be amended from time to time through mutual agreement by FAI and the Manager.

     (b) Responsibility with Respect to Actions of Others. TIP places the investment portfolio of each of its Funds, including the fund participating in this Agreement, with one or more investment managers. To the extent the applicability of, or conformity with, Requirements depends upon investments made by, or activity of, managers other than Manager, Manager agrees to comply with such Requirements: (i) to the extent that such compliance is within Manager's Investment Guidelines; and (ii) to the extent that Manager is provided with information sufficient to ascertain the applicability of such Requirements. If it appears to Fund at any time that Fund may not be in compliance with any Requirement and Fund so notifies Manager, Manager shall promptly take such actions not inconsistent with applicable law as Fund may reasonably specify to effect compliance.

     (c) Responsibility with Respect to Performance of Duties. In performing its duties under this Agreement, Manager will act solely in the interests of Fund and shall use reasonable care and its best judgment in matters relating to the Fund. Manager will not deal with the Managed Assets in its own interest or for its own account.

4. Recordkeeping and Reporting

     (a) Records. Manager shall maintain proper and complete records relating to the furnishing of investment management services under this Agreement, including records with respect to the securities transactions for the Managed Assets required by Rule 31a-1 under the 1940 Act. All records maintained pursuant to this Agreement shall be subject to examination by Fund and by persons authorized by it during reasonable business hours upon reasonable notice. Records required by Rule 31a-1 maintained as specified above shall be the property of Fund; Manager will preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and shall surrender such records promptly at the Fund's request. Upon termination of this Agreement, Manager shall promptly return records that are Fund's property and, upon demand, shall make and deliver to Fund true and complete and legible copies of such other records maintained as required by this Section 4(a) as Fund may request. Manager may retain copies of records furnished to Fund.

     (b) Reports to Custodian. Manager shall provide to Fund's custodian and to the Fund on each business day information relating to all transactions concerning the Managed Assets.

     (c) Other Reports. Manager shall render to the board of directors of TIP and to FAI such periodic and special reports as the board or FAI may reasonably request.

5. Purchase and Sale of Securities

     (a) Selection of Brokers. Manager shall place all orders for the purchase and sale of securities on behalf of Fund with brokers or dealers selected by Manager in conformity with the policy respecting brokerage set forth in the Registration Statement. Neither the Manager nor any of its officers, employees, or any of its "affiliated persons," as defined in the 1940 Act, will act as principal or receive any compensation in connection with the purchase or sale of investments by Fund other than the management fees provided for in Section 6 hereof.

     (b) Aggregating Orders. On occasions when Manager deems the purchase or sale of a security to be in the best interest of Fund as well as other funds of Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so purchased or sold, as well as the expense incurred in the transaction, will be made by Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to Fund and its other Funds.

6. Management Fees; Expenses

     (a) Management Fees. Schedule I attached hereto sets out the fees to be paid by Fund to Manager by the 10th business day of the following month in connection with this Agreement. The applicable fee rate will be applied to the average daily net assets (gross of expenses except custodian transaction charges) of the Managed Assets, computed as described in the Fund's Registration Statement, pursuant to this Agreement.

     (b) Expenses. Manager shall furnish at its own expense all office facilities, equipment, and supplies, and shall perform at its own expense all routine and recurring functions necessary to render the services required under this Agreement including administrative, bookkeeping and accounting, clerical, statistical, and correspondence functions. Manager shall not have responsibility for calculating the Net Asset Value of the Fund's portfolio, but must review daily the pricing of the Managed Assets. Fund shall pay directly, or, if Manager makes payment, reimburse Manager for, (i) custodial fees for the Managed Assets;
(ii) brokerage commissions, issue and transfer taxes, and other costs of securities transactions to which Fund is a party, including any portion of such commissions attributable to research and brokerage services and (iii) taxes, if any, payable by Fund. In addition, Fund shall pay directly, or, if Manager makes payment, reimburse Manager for such non-recurring special out-of-pocket costs and expenses as may be authorized in advance by Fund.

7. Non-Exclusivity of Services

     Manager is free to act for its own account and to provide investment management services to others. Fund acknowledges that Manager and its officers and employees, and Manager's other funds may at any time have, acquire, increase, decrease, or dispose of positions in the same investments which are at the same time being held, acquired for, or disposed of under this Agreement for Fund. Neither Manager nor any of its officers or employees shall have any obligation to effect a transaction under this Agreement simply because such a transaction is effected for its own account or for the account of another Fund. Fund agrees that the Manager may refrain from providing any advice or services concerning securities of companies for which any officers, directors, partners, or employees of the Manager or any of the Manager's affiliates act as financial advisor, investment manager, or in any capacity that the Manager deems confidential, unless the Manager determines in its sole discretion that it may appropriately do so. The Fund appreciates that for good commercial and legal reasons, material nonpublic information which becomes available to affiliates of the Manager through these relationships cannot be passed on to the Fund.

8. Liability

     Manager shall not be liable to Fund for any error of judgment, but Manager shall be liable to Fund for any loss resulting from willful misfeasance, bad faith, or gross negligence by Manager in providing services under this Agreement or from reckless disregard by Manager of its obligations and duties under this Agreement.

9. Representations

     (a) Manager hereby confirms to Fund that Manager is registered as an investment advisor under the Investment Advisers Act of 1940, that it has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of Manager has been duly authorized and, upon execution and delivery, this Agreement will be binding upon Manager in accordance with its terms.

     (b) TIP hereby confirms to Manager that it has full power and authority to enter into this Agreement and that the execution of this Agreement on behalf of Fund has been duly authorized and, upon execution and delivery, this Agreement will be binding upon TIP in accordance with its terms.

     (c) TIP acknowledges receipt of Manager's Form ADV and CTA Disclosure Document.

     (d) TIP and Fund are in full compliance with the regulations of the CFTC and SEC.

10. Term

     This Agreement shall continue in effect for a period of two years from the date hereof and shall thereafter be automatically renewed for successive periods of one year each, provided such renewals are specifically approved at least annually in conformity with the requirements of the 1940 Act; provided however that this Agreement may be terminated without the payment of any penalty, by the Fund, if a decision to terminate is made by the board of directors of Fund or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager, in each case with at least 30 days' written notice from the terminating party and on the date specified in the notice of termination.

     This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

11. Amendment

     This Agreement may be amended by mutual consent, but the consent of Fund must be approved in conformity with the requirements of the 1940 Act and any order of the Securities and Exchange Commission that may address the applicability of such requirements in the case of Fund.

12. Notices

     Notices or other communications required to be given pursuant to this Agreement shall be deemed duly given when delivered in writing, or sent by fax, or three days after mailing registered mail postage prepaid as follows:

Fund:    TIFF Investment Program
         c/o Foundation Advisers, Inc.
         2405 Ivy Road
         Charlottesville, Virginia 22903
         Fax:  804-817-8231

Manager: Martingale Asset Management LP
         222 Berkley Street
         Boston, MA 02116

     Each party may change its address by giving notice as herein required.

13. Sole Instrument

     This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force or effect.

14. Counterparts

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

15. Applicable Law

     This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the Commonwealth of Virginia without reference to principles of conflict of laws. Nothing herein shall be construed to require either party to do anything in violation of any applicable law or regulation.

IN WITNESS WHEREOF, the parties hereto execute this Agreement on and make it effective on the effective date specified in the first paragraph of this Agreement.

On behalf of Fund by the                On behalf of Manager by
TIFF Investment Program, Inc.           Martingale Asset management, L.P.
                                     By Martingale Asset Management Corporation


/s/ William E. Vastardis                     /s/ Arnold S. Wood
-------------------------------              -------------------------
William E. Vastardis, Treasurer              Signature


                                             Arnold S. Wood, President
                                             -------------------------
                                             Print Name and Title

                                   Schedule I

                                 Fee Calculation

Compensation

     As compensation for the services performed and the facilities and personnel provided by the Manager pursuant to this Agreement, the Fund will pay to the Manager a fee according to the following formula:

     0.10% on the first $100 million of assets
     0.08% on the next $200 million of assets
     0.07% on the next $200 million of assets
     0.05% on the amount of assets above $500 million